Exhibit 10.4
Kaiser Aluminum Corporation
2008 -2010 Long-Term Incentive Program
Summary of Management Objectives and
Formula for Determining Performance Shares Earned

Management Objective:	The applicable Management Objective (as defined in the Company’s Amended and Restated 2006 Equity and Performance Incentive Plan (the “Plan”)) is average economic value added (“EVA”) for 2008, 2009 and 2010 (“Average 2008-2010 EVA”). For each such year, EVA will equal (1) pre-tax operating income for such year (“PTOI”) less (2) a percentage of net assets as of the end of the immediately preceding year as specified by the Committee (as defined in the Plan) (“Net Assets”).

In determining EVA for a particular year:

(1) Net Assets will equal total assets less total liabilities, subject to adjustments to:

	•	Remove the Company’s primary aluminum segment;

	•	Remove discontinued operations;

	•	Eliminate fresh start adjustments;

	•	Eliminate assets and liabilities of voluntary employee beneficiary associations;

	•	Exclude financing items;

	•	Exclude capital expenditures in progress;

	•	Add capitalized value of long-term leases;

	•	Add prorated value of capital projects and acquisitions larger than 1% of prior year Net Assets; and

	•	Address other items as recommended by the Company’s Chief Executive Officer and approved by the Committee; and

(2) PTOI will be adjusted to:

•	Exclude LIFO adjustments;

•	Add back depreciation associated with step-down in property, plant and equipment resulting from the implementation of fresh start accounting;

•	Amortize the following non-recurring activities over 36 months if the value exceeds one percent of Net Assets:

•	Restructuring charges;

•	Gains or losses resulting from asset dispositions;

•	Labor stoppage costs; and

	•	Asset impairment charges; and

	•	Address other items as recommended by the Company’s Chief Executive Officer and approved by the Committee.

The threshold Average 2008-2010 EVA (at which no Performance Shares (as defined in the Plan) granted would be earned) is zero, the target Average 2008-2010 EVA (at which one-half of the Performance Shares granted would be earned) is an amount specified by the Committee (“Target Average 2008-2010 EVA”), and the maximum Average 2008-2010 EVA (at or above which all Performance Shares granted would be earned) is twice the Target Average 2008-2010 EVA.

Determination of Number	The number of Performance Shares which are earned will be determined as follows:
of Performance Shares
Which Are Earned:	•	Following the end of each of 2008, 2009 and 2010, the Committee will certify EVA for such year based on the company’s audited historical financial statements.

	•	Following the end of 2010, the Committee will also certify (1) the Average 2008-2010 EVA and (2) Average 2008-2010 EVA as a percentage of Target Average 2008-2010 EVA (the “Payout Multiplier”).

	•	The number of Performance Shares which are earned will equal the product (rounded up to the nearest whole number) of (1) one-half of the number of Performance Shares granted (the “Target Performance Shares”) and (2) the Payout Multiplier; provided, however, such number will not exceed the number of Performance Shares granted.

The Committee will certify the Average 2008-2010 EVA and the Payout Multiplier not later than March 15, 2011.

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